Exhibit 10.1

NOTES CONVERSION AGREEMENT

THIS NOTES CONVERSION AGREEMENT (the “Agreement”) is entered into as of November 1, 2007, by and among RICHARD P. KIPHART (the “Noteholder”) and SAFLINK CORPORATION, a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the Company has entered an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with IdentiPHI, Inc., a Delaware corporation, and Ireland Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company, pursuant to which the Company will acquire all of the outstanding shares of IdentiPHI in a stock-for-stock transaction (the “Merger”); and

WHEREAS, the Company desires that it shall have no debt outstanding at the effective time of the Merger; and

WHEREAS, in connection with the Company’s merger transaction with SSP Solutions, Inc. in 2004, the Company assumed that certain Secured Convertible Promissory Note, dated November 19, 2003, in the principal amount of $1,250,000, made by SSP Solutions, Inc. in favor of Noteholder and as amended on December 31, 2005 (the “2003 Note”); and

WHEREAS, the Company issued that certain Promissory Note, dated January 24, 2007, in the principal amount of $400,000, issued by the Company in favor of the Noteholder (the “2007 Note”); and

WHEREAS, the 2003 Note is in default, and the Noteholder has the right to exercise its rights and remedies as creditor of the Company pursuant to the 2003 Note and applicable law; and

WHEREAS, the Noteholder is willing to convert the outstanding principal and accrued but unpaid interest under the 2003 Note and the 2007 Note (collectively, the “Notes”), and waive its rights under the Notes, provided that (i) the outstanding principal and accrued but unpaid interest under the Notes is converted into shares of the Company’s common stock at the per share conversion price equal to $0.0415 (the “Conversion Price”), and (ii) the Company covenants not to declare a dividend payable to holders of shares of the Company’s common stock until after the Notes have been converted into shares of the Company’s common stock; and

WHEREAS, the Company is willing to (i) issue the shares of the Company’s common stock to the Noteholder upon conversion of the Notes at the Conversion Price, (ii) covenant not to declare a dividend payable to holders of shares of the Company’s common stock until after the Notes have been converted into shares of the Company’s common stock; provided that (a) the Noteholder agrees not to exercise its rights and remedies as a creditor under the 2003 Note and applicable law, prior to the closing of the Merger, and (b) the Company’s stockholder approve an amendment to the Company’s Certificate of Incorporation to increase the number of shares of common stock authorized for issuance from 200,000,000 shares to 1,500,000,000 (the “Charter Amendment”); and

WHEREAS, the Noteholder is willing to agree to such forbearance, on the terms specified herein;

NOW, THEREFORE, IT IS AGREED THAT:

1. Conversion of the Notes. All of the indebtedness outstanding under the Notes shall be converted into shares of the Company’s common stock at the Conversion Price (such shares the “Conversion Shares”), at the discretion of the Company at any time prior to the closing of the Merger, provided that (i) the Company’s stockholders shall have approved the Charter Amendment, and (ii) the Company shall not have declared a dividend payable to holders of shares of the Company’s common stock.

2. Forbearance. Commencing as of the execution and delivery of this Agreement, and continuing to the earlier of (i) the conversion of the Notes in accordance with Section 1, or (ii) the termination of this Agreement in accordance with Section 7, (A) the Noteholder agrees to forbear from the exercise of its rights and remedies with respect to the indebtedness evidenced by the Notes, whether pursuant to the Notes or pursuant to applicable law. The Noteholder’s agreement to forbear under this section shall not be affected by any event occurring after the date hereof, including the occurrence of any default or event of default under the Notes after such date.

3. Waiver of Obligation to Issue Stock Certificates. The Noteholder waives any obligation that the Company has to issue stock certificates evidencing the Noteholder’s Shares, so long as the Company’s stock records evidence that such shares of Common Stock are issued and outstanding prior to the declaration of any dividend payable to holders of shares of the Company’s common stock.

4. Company’s Covenant. The Company covenants to the Noteholder that the Company shall not declare a dividend payable to holders of the Company’s common stock prior to the conversion of the Notes in accordance with Section 1.

5. Noteholder’s Covenants. The Noteholder covenants to the Company that:

(a) The Noteholder will, concurrently with the conversion of the indebtedness evidenced by the Notes in accordance with Section 1, execute and deliver such documents as are reasonably necessary to release, as of record, any security interests and all other notices of security interests and liens previously filed by the Noteholder with respect to such indebtedness; and

(b) The Noteholder will, as promptly as practicable upon conversion of the indebtedness evidenced by the Notes in accordance with Section 1, return to the Company the original of the Notes, duly marked “cancelled” (or with written authorizations to so mark such document after the conversion actually occurs).

6. Termination. This Agreement shall terminate effective upon the termination or expiration of the Merger Agreement without the Merger having occurred.

7. Specific Enforcement. Each party expressly agrees and understands that monetary damages would inadequately compensate an injured party for the breach of this Agreement by any party, that this Agreement shall be specifically enforceable, and that, in addition to any other remedies that may be available at law, in equity or otherwise, any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order, without the necessity of proving actual damages. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

8. Miscellaneous.

(a) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

(b) Waivers and Amendments. No provision of this Agreement may be amended, waived or modified other than by a document signed by the Company and the Noteholder.

(c) Governing Law; Venue; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions. The Company and the Noteholder each hereby submits to the jurisdiction of the state and Federal courts located in the King County, State of Washington. Each party waives any objection of forum non conveniens and venue. Each party further waives personal service of any process upon it, and consents that all such service of process may be made in the manner set forth in Section 9(d) for the giving of notice. Each party each hereby waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement or any of the transactions contemplated herein, including contract claims, tort claims, breach of duty claims, and all other common law or statutory claims.

(d) Notices. Any notice or communication required or desired to be served, given or delivered hereunder shall be in the form and manner specified below, and shall be addressed to the party to be notified at the address listed below such party’s signature below or to such other address as each party designates to the other by notice in the manner herein prescribed. Notice shall be deemed given hereunder if (i) delivered personally or otherwise actually received, (ii) sent by overnight delivery service, (iii) mailed by first-class United States mail, postage prepaid, registered or certified, with return receipt requested, or (iv) sent via telecopy machine with a duplicate signed copy sent on the same day as provided in clause (ii) above. Notice mailed as provided in clause (iii) above shall be effective upon the expiration of three (3) business days after its deposit in the United States mail, and notice telecopied as provided in clause (iv) above shall be effective upon receipt of such telecopy if the duplicate signed copy is sent under clause (iv) above. Notice given in any other manner described in this section shall be effective upon receipt by the addressee thereof; provided, however, that if any notice is tendered to an addressee and delivery thereof is refused by such addressee, such notice shall be effective upon such tender unless expressly set forth in such notice.

(e) Conflicts. If there is a conflict between any term of this Agreement and any term of any of the Notes, the term of this Agreement shall prevail.

(f) Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

(g) Validity. If any provision of this Agreement is judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

(i) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

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IN WITNESS WHEREOF, the parties have caused this Notes Conversion Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first written above.

/s/ Richard P. Kiphart
RICHARD P. KIPHART

Address for Notices:
c/o William Blair & Company, L.L.C.
222 West Adams Street
Chicago, IL 60606

SAFLINK CORPORATION

By:	/s/ Steven M. Oyer
Name:	Steven M. Oyer
Title:	CEO

Address for Notices:
12413 Willows Road NE, Suite 300 Kirkland, Washington 98034
Attn:	President